Exhibit 15

May 3, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 3, 2006 on our review of interim financial information of UniSource Energy Corporation (the "Company") for the three month period ended March 31, 2006 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in the Company’s Registration Statements on Form S-8 (Nos.333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-53337 and 333-99317), and on Form S-3 (Nos. 333-31043, 333-93769, 333-103392 and 333-126141).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois